UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 3, 2017

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 McLaws Cir. Williamsburg, Virginia	23185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 875-7779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other events.

Between June 26, 2017 and June 30, 2017, the Company issued an aggregate of 2,366,947 shares of common stock to certain holders of Series A Preferred Stock and Series A Warrants who exercised their conversion rights. These shares were available for sale by the holders pursuant to the prospectus (the “Prospectus”) filed under Rule 424(b)(3) on April 14, 2017, under the Securities Act of 1933, as amended (the “Securities Act”) (Registration No. 333-206527) or pursuant to Rule 144 under the Securities Act.

Prior to these conversions, we had 14,163,287 shares of common stock issued and outstanding and 1,479,447 shares of Series A Preferred Stock convertible into common stock and 3,187,500 Series A Warrants that were issued and outstanding. Following these conversions, the number of shares of common stock issued and outstanding is 16,530,234, the number of shares of Series A Preferred Stock convertible into common stock issued and outstanding is 0 and the number of Series A Warrants outstanding is 2,300,000.

The exercise of 887,500 Series A Warrants resulted in $71,000 of proceeds to the Company based on the current exercise price of $0.08 per warrant.

The number of shares of Preferred Stock converted into shares of common stock by each shareholder is set forth in the table below:

Name of security holder	Number of shares of Preferred Stock held prior to conversion	Number of shares of Preferred Stock converted into shares of common stock	Number of shares of Preferred Stock held after conversion
Hudson Bay Master Fund, Ltd.	1,062,778	1,062,778	-
Empery Asset Master, Ltd.	152,394	152,394	-
Empery Tax Efficient, LP	112,497	112,497	-
Empery Tax Efficient II, LP	151,778	151,778	-
Total	1,479,447	1,479,447	-

The number of Series A Warrants exercised by each shareholder is set forth in the table below:

Name of security holder	Number of Series A Warrants held prior to exercise	Number of Series A Warrants exercised for shares of common stock	Number of Series A Warrants held after exercise
Cowen Investments, LLC	393,750	393,750	-
CVI Investments, Inc.	468,750	468,750	-
Hudson Bay Master Fund, Ltd.	937,500	25,000	912,500
Others	1,387,500	-	1,387,500
Total	3,187,500	887,500	2,300,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

Date: July 3, 2017	By:	/s/ Johan Bergendorff
	Name:	Johan Bergendorff
	Title:	Chief Financial Officer

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